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                                                                  EXHIBIT 23.8







                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 17, 1996 on the combined financial statements of The Wallace Companies included in Republic Industries, Inc.'s Form 8-K dated February 27, 1997 and to all references to our Firm as experts in accounting and auditing included in this registration statement.



                                         Goldenberg Rosenthal Friedlander, LLP

Jenkintown, Pennsylvania
     March 11, 1997